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                                                                  EXHIBIT (J)(1)

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and to the incorporation by reference of our reports dated December 17, 2001 for the ABN AMRO Funds consisting of the Institutional Prime Money Market Fund, Government Money Market Fund, Money Market Fund, Tax-Exempt Money Market Fund, Treasury Money Market Fund, Chicago Capital Growth Fund, Growth Fund, Montag & Caldwell Growth Fund, TAMRO Large Cap Value Fund, Value Fund, Talon Mid Cap Fund, Chicago Capital Small Cap Value Fund, Small Cap Fund, TAMRO Small Cap Fund, Veredus Aggressive Growth Fund, Real Estate Fund, Veredus SciTech Fund, Chicago Capital Balanced Fund, Montag & Caldwell Balanced Fund, Chicago Capital Bond Fund, Chicago Capital Municipal Bond Fund, Chicago Capital Money Market Fund, Asian Tigers Fund, International Equity Fund, and Latin America Equity Fund, in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of the ABN AMRO Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 39 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-68666) and in this Amendment No. 41 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-8004).


                                                  Ernst & Young LLP

Chicago, Illinois
February 25, 2002